ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)
(Unaudited)

	June 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$17,314	$17,801
Accounts receivable, net of allowances of $2,000 and $1,143	63,090	142,804
Income tax receivable	5,666	—
Inventories	91,328	144,944
Prepaid expenses and other current assets	4,900	6,124
Total current assets	182,298	311,673

Property and equipment, net of accumulated depreciation of $12,865 and $14,159	15,926	18,019
Intangible assets, net of accumulated amortization of $101,810 and $95,632	55,061	63,110
Deferred income tax assets, net	23,704	22,657
Operating lease right of use assets	10,456	9,636
Goodwill	24,920	43,569
Other assets	428	567
Total assets	$312,793	$469,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,945	$87,303
Income tax payable	—	5,266
Sales returns liability	25,660	43,853
Accrued wages and wage related expenses	5,254	6,328
Accrued liabilities	7,087	15,164
Current portion of operating lease liabilities	2,774	2,099
Total current liabilities	85,720	160,013

Line of credit	92,040	107,140
Operating lease liabilities	10,631	10,599
Other long-term liabilities	9,444	—
Total liabilities	197,835	277,752

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 36,884 and 36,610 shares issued	37	37
Treasury stock, 7,055 and 7,055 common shares at cost	(50,455)	(50,455)
Additional paid-in capital	118,862	116,533
Accumulated other comprehensive loss	(1,234)	(1,631)
Retained earnings	47,748	126,995
Total stockholders’ equity	114,958	191,479
Total liabilities and stockholders’ equity	$312,793	$469,231

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Net sales	$77,117	$106,796	$168,098	$185,546
Cost of sales	53,805	69,037	163,728	123,965
Gross profit	23,312	37,759	4,370	61,581

Operating expenses:
Advertising and marketing	2,419	4,514	6,845	9,099
Selling, general and administrative	23,743	34,483	56,336	66,069
Transaction costs	51	374	396	621
Impairment of goodwill	—	—	18,649	—
Loss on disposal of intangible assets and equipment	—	8	3,683	6
Amortization of intangible assets	3,357	4,599	6,901	9,065
Total operating expenses	29,570	43,978	92,810	84,860

Loss from operations	(6,258)	(6,219)	(88,440)	(23,279)

Other (expense) income:
Interest expense	(956)	(1,103)	(2,490)	(2,113)
Other income	217	1,192	219	676
Total other (expense) income	(739)	89	(2,271)	(1,437)

Loss before provision for income taxes	(6,997)	(6,130)	(90,711)	(24,716)

Income tax benefit	3,664	794	11,823	4,956

Net loss	$(3,333)	$(5,336)	$(78,888)	$(19,760)

Loss per share attributable to stockholders:
Basic loss per share	$(0.11)	$(0.18)	$(2.65)	$(0.68)
Diluted loss per share	$(0.11)	$(0.18)	$(2.65)	$(0.68)

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA

The following adjusted EBITDA, adjusted gross profit and adjusted gross profit margin are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, they should not be construed as an alternative to any other measures of performance determined in accordance with U.S. GAAP, or as an indicator of our operating performance, liquidity, or cash flows generated by operating, investing, and financing activities as there may be significant factors or trends that they fail to address. We present this financial information because we believe that these measures are helpful to some investors as a measure of our operations. We caution investors that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

ADJUSTED EBITDA RECONCILIATION		Three Months Ended		Six Months Ended
		June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Net loss in accordance with U.S. GAAP		$(3,333)	$(5,336)	$(78,888)	$(19,760)

Adjustments:
a.	Stock-based compensation expense	1,310	1,475	2,604	2,660
b.	Depreciation and amortization	4,969	6,199	10,345	12,256
c.	Other expense (income), net	739	(89)	2,271	1,437
d.	Transaction costs	51	374	396	621
e.	BRAVEN employee retention bonus	—	46	—	93
f.	Former CFO retention bonus	—	—	—	110
g.	Inventory step-up amount in connection with acquisition of HALO	—	142	—	573
h.	Severance expense	—	407	528	407
i.	March 2020 inventory write-down	—	—	44,833	—
j.	Impairment of goodwill	—	—	18,649	—
k.	Loss on disposal of intangible assets and equipment	—	—	3,683	—
l.	Income tax benefit	(3,664)	(794)	(11,823)	(4,956)
Total adjustments		3,405	7,760	71,486	13,201

Adjusted EBITDA		$72	$2,424	$(7,402)	$(6,559)

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands, except per share amounts)
(Unaudited)

GROSS PROFIT RECONCILIATION	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Gross profit in accordance with U.S. GAAP	$23,312	$37,759	$4,370	$61,581

Adjustment:
March 2020 inventory write-down	—	—	44,833	—
Adjusted gross profit	$23,312	$37,759	$49,203	$61,581

Adjusted gross profit margin	30%	35%	29%	33%